UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

ShoulderUp Technology Acquisition Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41076	87-1730135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Townpark Drive, Suite 300 Kennesaw, GA	30144
(Address of Principal Executive Offices)	(Zip Code)

(970) 924-0446

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on February 6, 2025, ShoulderUp Technology Acquisition Corp. (the “Company”) called a special meeting of stockholders (the “Business Combination Meeting”) where, among other things, the stockholders voted and approved a proposal to adopt the Business Combination Agreement, dated as of March 18, 2024, entered into by and among SUAC, CID HoldCo, Inc., a Delaware corporation and wholly-owned subsidiary of SUAC (“Holdings”), ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, SEI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings, and SEE ID, Inc., a Nevada corporation and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”). In connection with the Business Combination Meeting, holders of 502,000 shares of common stock elected to redeem.

On April 17, 2025, the Company entered into a non-redemption agreement (the “Non-Redemption Agreement”) with a certain holder of the Company’s common stock (the “Investor”) pursuant to which the Investor agreed to rescind its redemptions of an aggregate of 500,000 shares of common stock redeemed in connection with the Business Combination Meeting (the “Investor Shares”). Pursuant to the Non-Redemption Agreement, the Company agreed that immediately upon the consummation of the Business Combination and the Share Forfeiture (as defined below), the Company and Holdings shall pay to the Investor a payment in respect of its Investor Shares in cash released from the Trust Account equal to (x) the number of Investor Shares multiplied by (y) the redemption price for the common stock redeemed in connection with the Business Combination (the “Non-Redemption Payment”). The Non-Redemption Agreement shall terminate on the earlier of (a) May 31, 2025; (b) the fulfillment of all obligations of the parties to the Non-Redemption Agreement; (c) the liquidation or dissolution of the Company; (d) the mutual written agreement of the parties to the Non-Redemption Agreement; or (e) if any the Investor Shares are actually redeemed in connection with a meeting of the Company prior to consummation of the Business Combination.

Also on April 17, 2025, in connection with the Non-Redemption Agreement, the Company and Investor entered into a forfeiture agreement (the “Forfeiture Agreement”), pursuant to which Investor agreed to forfeit its right, immediately upon consummation of the Business Combination and receipt of the Non-Redemption Payment, to an aggregate of 413,333 founder shares held by ShoulderUp Technology Sponsor LLC (the “Sponsor”), which the Sponsor agreed to transfer to Investor in connection with certain non-redemption agreements entered into on April 19, 2023, November 10, 2023, and May 16, 2024 (the “Share Forfeiture”).

The foregoing description of the Non-Redemption Agreement and Forfeiture Agreement are qualified in their entirety by reference to the Non-Redemption Agreement and Forfeiture Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Non-Redemption Agreement, dated April 17, 2025, by and between the Company and the investor party thereto.
10.2	Form of Forfeiture Agreement, dated April 17, 2025, by and between the Company and the investor party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShoulderUp Technology Acquisition Corp.

Dated: April 22, 2025	By:	/s/ Phyllis Newhouse
	Name:	Phyllis Newhouse
	Title:	Chief Executive Officer

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